                                                                   Exhibit 10.46

                                CHANGE IN CONTROL
                            SEVERANCE BENEFITS POLICY


       THIS CHANGE IN CONTROL SEVERANCE BENEFITS POLICY (the "POLICY") is adopted this 18th day of August, 2000 by SILICON VALLEY BANK, a California corporation (the "COMPANY"), a wholly owned subsidiary of Silicon Valley Bancshares, a California corporation ("BANCSHARES"). This Policy is intended to provide Eligible Employees with the compensation and benefits described herein upon the occurrence of specific events.

       Certain capitalized terms used in this Policy are defined in Article VI.

                                    ARTICLE I

                               ELIGIBLE EMPLOYEES

       1.1 Eligible Employees are all employees of the Company. Notwithstanding the foregoing, the employees of any other wholly owned subsidiary of Bancshares or subsidiary of the Company also shall be Eligible Employees under this Policy if such subsidiary is so designated by the Company and agrees in writing to be bound by the terms and conditions of this Policy.

       1.2 The rights and obligations of the Eligible Employees and the Company contained in Articles II through VI shall survive any termination of an Eligible Employee for twenty-four (24) months following a Change in Control (as hereinafter defined), or such later period as may be required so that all benefits to which the Eligible Employee is entitled under this Policy are paid or otherwise provided to the Eligible Employee.

       1.3 The Company intends to set forth the compensation and benefits which an Eligible Employee shall be entitled to receive in the event that there is a Change in Control or the Eligible Employee's employment with the Company terminates following a Change in Control under the circumstances described in
Article II of this Policy.

       1.4 As a condition of receiving benefits under this Policy, an Eligible Employee shall be required to execute a general waiver and release in the form provided by the Company and as further described in Section 3.2.

       1.5 This Policy shall supersede any other policies or agreements relating to any compensation, benefits, severance or other amounts to be paid to an Eligible Employee in the event of the Eligible Employee's termination of employment following the occurrence of a Change in Control, but shall NOT supersede any agreement between the Eligible Employee and the Company or any personnel policies of the Company relating to other aspects of the Eligible Employee's employment relationship with the Company, including but not limited to the Company's personnel policies addressing severance payments to the Eligible Employee in the event of a termination of the Eligible Employee's employment which is not proximately related to the occurrence of a Change in Control.

                                   ARTICLE II

                               SEVERANCE BENEFITS

       2.1 ENTITLEMENT TO SEVERANCE BENEFITS. If an Eligible Employee's employment terminates due to an Involuntary Termination or a Constructive Termination within twenty-four (24) months following a Change in Control, the termination of employment will be a Covered Termination and the Company shall pay the Eligible Employee the compensation and benefits described in this
Article II. If the Eligible Employee's employment terminates, but not due to an Involuntary Termination or a Constructive Termination within twenty-four (24) months following a Change in Control, or for any reason prior to a Change in Control or after twenty-four (24) months or more following a Change in Control, then the termination of employment will NOT be a Covered Termination and Eligible Employee will NOT be entitled to receive any payments or benefits under this Article II.

       Payment of any benefits described in this Article II shall be subject to the restrictions and limitations set forth in Article III.

       2.2 LUMP SUM SEVERANCE PAYMENT AND BENEFITS. An Eligible Employee entitled to benefits under this Policy shall receive the lump sum severance payment and other benefits described in Exhibit A of this Policy.

       2.3 TAX-QUALIFIED RETIREMENT PLANS. Upon the occurrence of a Covered Termination, the Eligible Employee's benefits accrued under any pension, profit sharing, or stock bonus plan intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code, specifically including, but not limited to, the Silicon Valley Bank 401(k) and Employee Stock Ownership Plan and the Silicon Valley Bank Money Purchase Pension Plan, shall become fully vested.

       2.4 WELFARE BENEFITS. Following a Covered Termination, an Eligible Employee and his or her covered dependents will be eligible to continue their Welfare Benefit coverage under any Welfare Benefit plan or program maintained by the Company only to the extent provided under the terms and conditions of such Welfare Benefit plan or program. Except for the foregoing, no continuation of Welfare Benefits shall be provided under this Policy except to the extent continuation of health insurance coverage is required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

       This Section 2.4 is not intended to affect, nor does it affect, the rights of an Eligible Employee, or an Eligible Employee's covered dependents, under any applicable law with respect to health insurance continuation coverage.

       2.5 OUTPLACEMENT SERVICES. The Company shall provide an Eligible Employee with outplacement services under the terms and conditions of the Company's personnel policies in effect immediately prior to the occurrence of a Change in Control.

       2.6 MITIGATION. Except as otherwise specifically provided herein, an Eligible Employee shall not be required to mitigate damages or the amount of any payment provided under this Policy by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Policy be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or by retirement benefits received after the date of the Covered Termination, or otherwise.


                                   ARTICLE III

                     LIMITATIONS AND CONDITIONS ON BENEFITS

       3.1 WITHHOLDING OF TAXES. The Company shall withhold appropriate federal, state or local income and employment taxes from any payments hereunder.

       3.2 EMPLOYEE AGREEMENT AND RELEASE PRIOR TO RECEIPT OF BENEFITS. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under this Policy on account of the occurrence of a Covered Termination, Eligible Employee shall, as of the date of a Covered Termination, execute an employee agreement and release in the form provided by the Company. In the event an Eligible Employee does not execute such employee agreement and release within the time period specified in such employee agreement and release or if the Eligible Employee revokes such employee agreement and release within the revocation period provided in such employee agreement and release no benefits shall be payable under this Policy to such Eligible Employee. The Company reserves the right to include in the employment agreement and release a representation regarding non-publication of the terms of this Policy.

       3.3 LIMITS IMPOSED BY APPLICABLE BANKING LAW. Notwithstanding any other provision to the contrary, the Company shall not be obligated under this Policy to pay any benefit to the extent that such payment would violate any prohibition or limitation on termination payments under any applicable federal or state statute, rule or regulation promulgated, or effective order issued, by any federal or state regulatory agency having jurisdiction over the Company or Bancshares. Without limiting the foregoing, the Company and Eligible Employee acknowledge and agree that the Federal Deposit Insurance Corporation (the "FDIC") has issued a regulation that prohibits payment of the benefit under certain circumstances, unless such payments were approved by the FDIC, the Federal Reserve Bank of San Francisco (the "FRB") and the California State Banking Department (the "SBD").

                                   ARTICLE IV

                            OTHER RIGHTS AND BENEFITS

       4.1 NONEXCLUSIVITY. Nothing in the Policy shall prevent or limit an Eligible Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which the Eligible Employee may otherwise qualify, nor, except as specifically provided herein, shall anything herein limit or otherwise affect such rights as the Eligible Employee may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which the Eligible Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Covered Termination shall be payable in accordance with such plan, policy, practice or program.

       4.2    PARACHUTE PAYMENTS.

       (a) In the event that any payment received or to be received by an Eligible Employee pursuant to this Policy ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (c) hereof, such Payment shall be reduced, if at all, to the largest amount which the Eligible Employee, in his or her discretion, determines would result in maximizing the Eligible Employee's net proceeds with respect to such Payments (after taking into account the payment of any appropriate federal, state or local income and employment taxes and the payment of any Excise Tax imposed on such Payment). The determination by the Eligible Employee of any required reduction pursuant to this subsection (a) shall be conclusive and binding upon the Company. The Company shall reduce a Payment in accordance with this subsection (a) (the "Reduction Amount") only upon written notice by the Eligible Employee indicating the Reduction Amount, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then subsection (c) hereof shall apply, and the enforcement of subsection (c) shall be the exclusive remedy to the Company for a failure by the Eligible Employee to reduce the Payment so that no portion thereof is subject to the Excise Tax.

       (b)    In the event a Payment is reduced in accordance with subsection
(a) hereof, the Eligible Employee may elect to have the Company remit the Reduction Amount to a 501(c)(C) non-profit charitable organization, within ten
(10) days after a Payment is made to the Eligible Employee. The Eligible Employee may designate any eligible 501(c)(3) non-profit charitable organization as the recipient of the Reduction Amount by written submission to the Company, provided that such designation is received within six (6) months prior to the date in which Eligible Employee first becomes entitled to a Payment pursuant to this Policy. Notwithstanding anything to the foregoing, in no event may the Eligible Employee designate a Charitable Recipient in which the Eligible Employee has a direct or indirect beneficial ownership interest.

       (c) If, notwithstanding any reduction described in subsection (a) hereof (or in the absence of any such reduction), the IRS determines that the Eligible Employee is liable for the Excise Tax as a result of the receipt of one or more Payments, then the Eligible Employee shall be obligated to pay back to the Company, within 30 days after final IRS determination, an amount of such Payments equal to the "Repayment Amount." The Repayment Amount with respect to such Payments shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Eligible Employee's net proceeds with respect to such Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to such Payments shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payments. If the Excise Tax is not eliminated pursuant to this subsection (b), the Eligible Employee shall pay the Excise Tax.

                                    ARTICLE V

                           NON-ALIENATION OF BENEFITS

       No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so subject a benefit hereunder shall be void.

                                   ARTICLE VI

                                   DEFINITIONS

       For purposes of the Policy, the following terms shall have the meanings set forth below:

       6.1 "BASE SALARY" means the base salary rate in effect for the subject Eligible Employee at the time of a Covered Termination, exclusive of any bonus or other incentive cash compensation, income from any stock options or other stock awards, supplemental deferred compensation contributions made by the Company, pension or profit sharing contributions or distributions (except as provided below), insurance payments or proceeds, fringe benefits, or other form of additional compensation, but specifically including any amounts withheld from base salary to provide benefits pursuant to section 125, 401(k), or 402(g) of the Internal Revenue Code or pursuant to any other plan or program of deferred compensation.

       6.2 "CHANGE IN CONTROL" means the consummation of any of the following transactions:

              (a) a merger or consolidation of the Company or Bancshares with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities ("Voting Securities") of the Company or Bancshares (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Company or Bancshares, or of such surviving entity, outstanding immediately after such merger or consolidation;

              (b) the filing of a plan of liquidation or dissolution of the Company or the closing of the sale, lease, exchange or other transfer or disposition by the Company or Bancshares of all or substantially all of the Company's assets;

              (c) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Bancshares, (B) a corporation owned directly or indirectly by the shareholders of Bancshares in substantially the same proportions as their beneficial ownership of stock in Bancshares, or (C) Bancshares (with respect to Bancshares' ownership of the stock of the Company), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or Bancshares representing 50% or more of the Voting Securities; or

              (d) any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Bancshares, (b) a corporation owned directly or indirectly by the shareholders of Bancshares in substantially the same proportions as their ownership of stock in Bancshares, or
(c) Bancshares (with respect to Bancshares' ownership of the stock of the Company) is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or Bancshares representing 25% or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board of Directors of Bancshares occurs as a result of which sixty percent (60%) or fewer of the directors are Incumbent Directors.

       "INCUMBENT DIRECTORS" shall mean directors who either:

                     (A)    are directors of Bancshares as of the date hereof;

                     (B) are elected, or nominated for election, to the Board of Directors of Bancshares with the affirmative votes of at least a majority of the directors of Bancshares who are Incumbent Directors described in (A) above at the time of such election or nomination; or

                     (C) are elected, or nominated for election, to the Board of Directors of Bancshares with the affirmative votes of at least a majority of the directors of Bancshares who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination.

       Notwithstanding the foregoing, "Incumbent Directors" shall not include an individual whose election or nomination to the Board of Directors of Bancshares occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of directors of Bancshares.

       6.3 "COMPANY" means Silicon Valley Bank, a California corporation, and any successor thereto.

       6.4 "CONSTRUCTIVE TERMINATION" means that an Eligible Employee voluntarily terminates his or her employment after any of the following are undertaken without the Eligible Employee's express written consent:

              (a) the material, involuntary reduction in the Eligible Employee's responsibilities, authorities or functions as an employee of the Company and/or affiliate thereof as in effect immediately prior to a Change in Control, except in connection with the termination of the Eligible Employee's employment for death, disability, retirement, fraud, misappropriation, embezzlement or any listed exclusion from the definition of Involuntary Termination;

              (b)    a reduction in the Eligible Employee's Base Salary;

              (c) a reduction in the Eligible Employee's Total Compensation to less than 85% of the amount provided to the Eligible Employee for the last full calendar year immediately preceding the occurrence of a Change in Control; or

              (d) a relocation of the Eligible Employee to a location more than fifty (50) miles from the location at which the Eligible Employee performed the Eligible Employee's duties prior to a Change in Control, except for required travel by the Eligible Employee on the Company's business to an extent substantially consistent with the Eligible Employee's business travel obligations at the time of a Change in Control.

       6.5 "COVERED TERMINATION" means an Involuntary Termination or a Constructive Termination within twenty-four (24) months following a Change in Control. No other event shall be a Covered Termination for purposes of this Policy.

       6.6 "ELIGIBLE EMPLOYEE" means each employee of the Company (or affiliate thereof) who meets the requirements of Section 1.1.

       6.7 "INVOLUNTARY TERMINATION" means an Eligible Employee's dismissal or discharge by the Company (or, if applicable, by the successor entity) for reasons other than for one of the following reasons:

              (a) the commission by the Eligible Employee of an act of deliberately criminal or fraudulent misconduct in the line of duty to the Company or Bancshares (including, but not limited to, the willful violation of any material law, rule, regulation, or cease and desist order applicable to the Eligible Employee, the Company or Bancshares), a deliberate act that constitutes a conflict of interest with the Company, Bancshares, or Bancshares' shareholders, or a deliberate breach of a fiduciary duty owed by the Eligible Employee to the Company, Bancshares, or Bancshares' shareholders;

              (b) the Eligible Employee's habitual absence from work, intentional failure to perform stated duties, gross negligence, or gross incompetence in the performance of stated duties;

              (c) the Eligible Employee's chronic alcohol or drug abuse that results in a material impairment of the Eligible Employee's ability to perform his or her duties as an employee of the Company after reasonable accommodation;

              (d) the rendering of a verdict of guilty against the Eligible Employee for any criminal offense (other than a law relating to a traffic violation or similar offense), whether or not in the line of duty; or

              (e) the Eligible Employee's removal from his or her office with the Company or Bancshares pursuant to an effective order under Section 8(e) of the Federal Deposit Insurance Act 12 U.S.C. Section 1818(e).

       The termination of an Eligible Employee's employment will not be deemed to be an "Involuntary Termination" if such termination occurs as a result of the death or disability of the Eligible Employee.

       6.8    "POLICY" means this Change in Control Severance Benefits Policy.

       6.9 "TOTAL COMPENSATION" means the amount of compensation paid by the Company to an Eligible Employee with respect to the calendar year immediately preceding the occurrence of a Change in Control. Such amount shall include the following amounts paid with respect to such calendar year: the Eligible Employee's Base Salary, any annual incentive compensation (excluding any "VC Participant Amount" under, and as defined in, the Company's Retention Programs), and any amounts withheld from the Eligible Employee's base salary or bonus to provide benefits pursuant to section 125, 401(k), or 402(g) of the Internal Revenue Code or pursuant to any other plan or program of deferred compensation. Such amount shall exclude any bonus declared or paid from the warrant incentive plan of the Company, overtime pay, any income from any stock options or other stock awards, supplemental deferred compensation contributions made by the Company, pension or profit sharing contributions or distributions (except included above), insurance payments or proceeds, fringe benefits, and other forms of additional compensation. Notwithstanding the foregoing, any annual incentive compensation declared for the calendar year immediately preceding the occurrence of a Change in Control shall relate to the Eligible Employee's performance in the preceding calendar year.

       6.10 "WELFARE BENEFITS" means benefits providing for coverage or payment in the event of an Eligible Employee's death, disability, illness or injury that were provided to the Eligible Employee immediately before a Change in Control, whether taxable or non-taxable and whether funded through insurance or otherwise.

                                   ARTICLE VII

                               GENERAL PROVISIONS

       7.1 EMPLOYMENT STATUS. This Policy does not constitute a contract of employment or impose on an Eligible Employee any obligation to remain as an employee, or impose on the Company any obligation (i) to retain an Eligible Employee as an employee, (ii) to change the status of an Eligible Employee as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

       7.2 NOTICES. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to the Eligible Employee at his or her address as listed in the Company's payroll records. Any payments made by the Company to an Eligible Employee under the terms of this Policy shall be delivered to the Eligible Employee either in person or at his or her address as listed in the Company's payroll records.

       7.3 SEVERABILITY. Whenever possible, each provision of this Policy will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Policy is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Policy will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

       7.4 WAIVER. If either the Company or an Eligible Employee should waive any breach of any provisions of this Policy, such party shall not thereby be deemed to have waived any preceding or succeeding beach of the same or any other provision of this Policy.

       7.5 COMPLETE AGREEMENT. This Policy, including Exhibits A and B and any other written agreements specifically referred to in this Policy, constitutes the entire agreement between an Eligible Employee and the Company, and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. No promise or representation other than those expressly contained herein shall alter the terms of this Policy.

       7.6 BASIS OF PAYMENTS. All benefits under the Policy shall be paid by the Company. The Policy shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

       7.7 AMENDMENT OR TERMINATION OF POLICY. This Policy may be changed or terminated only by the Company. A change or termination of this Policy must be signed by an executive officer of the Company after such change or termination has been approved by an authorized committee of the Company's Board of Directors. NOTWITHSTANDING THE FOREGOING, no amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose employment with the Company terminated prior to the amendment or termination of the Policy; and FURTHER PROVIDED, that for the period of twenty-four (24) months following a Change in Control, the Policy shall not be amended and no Eligible Employee shall be reclassified in any manner that would adversely affect the interests of the Eligible Employee without the written consent of the Eligible Employee so affected.

       7.8 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

       7.9 SUCCESSORS AND ASSIGNS. This Policy is intended to bind and inure to the benefit of and be enforceable by an Eligible Employee and the Company, and their respective successors, assigns, heirs, executors and administrators, except that an Eligible Employee may not assign any of his or her duties hereunder and he may not assign any of his or her rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

       8.0 ARBITRATION. Any and all disputes or controversies, arising from or regarding the interpretation, performance, enforcement or termination of this Policy shall be resolved by final and binding arbitration under the procedures set forth in the Arbitration Procedure attached hereto as Exhibit B and the then existing Judicial Arbitration and Mediation Services, Inc. ("JAMS") Rules of Practice and Procedure or the rules of practice and procedure of any successor entity to JAMS (except insofar as they are inconsistent with the procedures set forth in the enclosed Arbitration Procedure). Nothing in this section is intended to prevent either the Company or an Eligible Employee from obtaining either injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration or in lieu of arbitration or from utilizing any judicial court system to seek enforcement of an arbitration award.

       8.1 ATTORNEY FEES. In the event of any arbitration or any other action or proceeding relating to the interpretation, performance, enforcement or termination of this Policy, the prevailing party shall be entitled to an award requiring payment by the other party of such prevailing party's reasonable fees and costs, including reasonable attorneys' fees incurred as a result of such action or proceeding.

       8.2 TRANSFER OF SERVICES TO AFFILIATE. This Policy shall not prohibit the Company from transferring an Eligible Employee's services to an affiliate of the Company, provided that the rights and obligations of the parties hereto shall not terminate in the event of such transfer, and provided further that the new entity for which the Eligible Employee is performing services also shall be bound hereby without the need for further written agreement and without release of the Company.

       8.3 NO VIOLATION OF GOVERNING BANKING LAW. Nothing in this Policy is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, rule, regulation or order. The Company's inability, pursuant to court or regulatory order, to perform its obligations under this Policy or the modification of this Policy by the FRB, the SBD or other bank regulatory agency through administrative action shall not constitute a breach of this Policy. Except to the extent provided in Section 3.3, the provisions of this Policy shall be severable. If this Policy or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless perform its obligations hereunder to the full extent permitted by any applicable portion of this Policy that shall not have been invalidated, and the balance of this Policy not so invalidated shall be enforceable in accordance with its terms.

       8.4 CONSTRUCTION OF POLICY. In the event of a conflict between the text of the Policy and any Summary Plan Description, summary, description or other information regarding the Policy, the text of the Policy shall control. This Policy is intended to governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California.

       IN WITNESS WHEREOF, to record the adoption of this Policy as set forth herein, effective as of the day and year written above, Silicon Valley Bank has caused its duly authorized officer to execute the same this ______ day of ___________, 2000.


                                        SILICON VALLEY BANK,
                                        a California corporation



                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________



Exhibit A:  CIC Benefit Table
Exhibit B:  Arbitration Procedure

                                    EXHIBIT A

                              SCHEDULE OF BENEFITS
                 ELIGIBLE EMPLOYEES AT GRADE LEVELS 14 AND ABOVE


       LUMP SUM SEVERANCE PAYMENT. Within thirty (30) days following a Covered Termination, or such longer period as is administratively reasonable following the close of the maximum period provided by law for consideration and revocation of the employee agreement and release described in Section 3.2, the Eligible Employee shall receive a lump sum payment determined by the Eligible Employee's Base Salary multiplied by the appropriate factor applied from the table attached as Exhibit A (which factor shall be based upon (1) the Eligible Employee's level within the Company and (2) the relationship between the Selling Price of the Company or Bancshares (as the case may be) at the time of the transaction (or series of related transactions) causing the occurrence of a Change in Control and the Book Value of the Company or Bancshares (as the case may be) at that time). This lump sum payment shall be called the Eligible Employee's "CIC Benefit."

              If the Eligible Employee's Covered Termination occurs on or before the expiration of twelve (12) months from the occurrence of a Change in Control, the Eligible Employee shall be entitled to receive 100% of his or her CIC Benefit. If the Eligible Employee's Covered Termination occurs after the expiration of twelve (12) months from the occurrence of a Change in Control, the Eligible Employee shall be entitled to receive a CIC Benefit based upon the following table:

         NUMBER OF MONTHS
         FOLLOWING CHANGE IN CONTROL            PERCENTAGE OF CIC BENEFIT
                    15                                    75%
                    18                                    50%
                    21                                    25%
                    24                                     0%


              In the event that an Eligible Employee's Covered Termination occurs on a date between two of these quarterly benchmarks, then the percentage of the CIC Benefit to which Eligible Employee shall be entitled shall be equal to the sum of two percentages (rounded to the nearest whole percentage): (1) the Percentage of CIC Benefit for the quarterly benchmark next following the occurrence of the Covered Termination, and (2) twenty five percent (25%) multiplied by a fraction, the numerator of which is the number of days after the date of Covered Termination and on or before the date on which the subsequent quarterly benchmark falls, and the denominator of which is ninety one (91). For example, if the date on which a Change of Control occurs is September 1, 1998 and the Eligible Employee incurs a Covered Termination on November 15, 1999, then the Percentage of CIC Benefit to which Eligible Employee is entitled


                                       1.

shall be 79% (75% + (16/91 X 25%)) or (75% + 4.4%) or 79.4%, as rounded to the nearest whole percentage. Eligible Employee's CIC Benefit may be further reduced as a result of the limits on payment of aggregate CIC Benefits described in Exhibit A to this Agreement.


       STOCK OPTIONS AND STOCK. All stock options held by the Eligible with respect to Bancshares stock that are unvested at the time of a Change in Control shall become fully vested and exercisable upon a Change in Control (regardless of whether a Covered Termination occurs). All Bancshares stock held by the Eligible Employee that is unvested at the time of a Change in Control may become fully vested upon a Change in Control, subject to the terms of the agreements providing for the grant of such Bancshares stock. The Company shall take all actions necessary to amend all stock option agreements evidencing outstanding stock options granted to an Eligible Employee to provide for full vesting of stock options upon a Change in Control or to otherwise conform such stock agreements, as necessary, to the terms of this Policy.

*** For purposes of the attached table, the following definitions shall apply:

       II     "Book Value" shall mean the amount of the stockholders' equity, as determined in accordance with generally accepted accounting principles, as of the date immediately preceding a Change in Control, excluding the Company's allowance for loan losses.

       III    "Selling Price" shall mean the valuation of the Company or
Bancshares (as the case may be) as determined by the Company or Bancshares, respectively, in good faith at the time of the occurrence of the transaction (or series of related transactions) as a result of which a Change in Control occurs.

       Furthermore, notwithstanding any provision in this Exhibit A and any personnel policy of the Company to the contrary, the cumulative CIC Benefit paid to all employees of the Company shall not exceed 5.8% of the difference between the Selling Price and the Book Value assuming one-third (1/3rd) of the Company's employees at the time of a Change in Control incur a Covered Termination, shall not exceed 11.7% of the difference between the Selling Price and the Book Value assuming two-thirds (2/3rds) of the Company's employees at the time of a Change in Control incur a Covered Termination, and in no event shall exceed 17.5% of the difference between the Selling Price and the Book Value. For purposes of the potential reduction in CIC Benefits provided for in this paragraph, the determination shall be made at the time of the Change in Control and the determination of whether the cumulative CIC Benefit to be paid exceeds the relevant limits specified herein also shall be determined at the time of the Change in Control. If, at the time of the Change in Control, it is determined that the limits specified in this paragraph are exceeded, then the potential CIC Benefits of all employees of the Company incurring a Covered Termination shall be proportionately decreased such that the resulting potential aggregate payouts will not exceed the relevant limit.



                                       2.

                         CIC BENEFIT TABLE


MULTIPLE OF BASE SALARY

----------------------- ----------- --------------------- ------------------ ---------- ------------------
       MULTIPLE OF                       EXECUTIVE            MANAGING                         ALL
       BOOK VALUE          OTC           COMMITTEE            COMMITTEE         MRT          OTHERS*
----------------------- ----------- --------------------- ------------------ ---------- ------------------
          1               0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.1              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.2              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.3              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.4              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.5              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.6              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.7              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.8              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         1.9              0.000            0.000                0.000          0.000          0.150
----------------------- ----------- --------------------- ------------------ ---------- ------------------
          2               1.300            1.000                0.800          0.400          0.170
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.1              1.400            1.100                0.900          0.500          0.180
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.2              1.500            1.200                1.000          0.500          0.200
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.3              1.600            1.300                1.100          0.500          0.220
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.4              1.700            1.400                1.200          0.600          0.230
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.5              1.800            1.500                1.250          0.600          0.250
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.6              1.900            1.600                1.300          0.700          0.270
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.7              2.000            1.700                1.400          0.700          0.280
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.8              2.100            1.800                1.500          0.700          0.300
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         2.9              2.200            1.900                1.600          0.800          0.320
----------------------- ----------- --------------------- ------------------ ---------- ------------------
          3               2.300            2.000                1.700          0.800          0.330
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.1              2.400            2.100                1.800          0.900          0.350
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.2              2.600            2.200                1.850          0.900          0.370
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.3              2.700            2.300                1.900          1.000          0.380
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.4              2.800            2.400                2.000          1.000          0.400
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.5              2.900            2.500                2.100          1.000          0.420
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.6              3.000            2.600                2.150          1.100          0.430
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.7              3.100            2.700                2.200          1.100          0.450
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.8              3.200            2.800                2.300          1.200          0.470
----------------------- ----------- --------------------- ------------------ ---------- ------------------
         3.9              3.400            2.900                2.400          1.200          0.480
----------------------- ----------- --------------------- ------------------ ---------- ------------------
          4               3.500            3.000                2.500          1.250          0.500
----------------------- ----------- --------------------- ------------------ ---------- ------------------

----------------------- ----------- --------------------- ------------------ ---------- ------------------

----------------------- ----------- --------------------- ------------------ ---------- ------------------

----------------------- ----------- --------------------- ------------------ ---------- ------------------

----------------------- ----------- --------------------- ------------------ ---------- ------------------

----------------------- ----------- --------------------- ------------------ ---------- ------------------

*--COVERING ALL OTHER EMPLOYEES AT GRADE 14 AND ABOVE (SEE THE SEPARATE CIC PLAN FOR EMPLOYEES AT GRADES 11-13)

                                    EXHIBIT A

                              SCHEDULE OF BENEFITS
                 ELIGIBLE EMPLOYEES AT GRADE LEVELS 13 AND BELOW


       Subject to the limitations specified below, within sixty (30) days following a Covered Termination, or such longer period as is administratively reasonable following the close of the maximum period provided by law for consideration and revocation of the employee agreement and release described in
Section 3.2, an Eligible Employee classified at Grade Levels 13 and below as of the date of the Covered Termination shall receive a lump sum payment in an amount equal to one week of Base Salary for each full year of service with the Company, but not to exceed a maximum of fifteen (15) weeks of Base Salary. This lump sum payment shall be called the Eligible Employee's CIC Benefit. NOTWITHSTANDING THE FOREGOING, Eligible Employees will receive a minimum of four
(4) weeks of Base Salary as the Eligible Employee's CIC Benefit.

       For purposes of determining CIC Benefits for an Eligible Employee classified at Grade Levels 13 and below, such Eligible Employee's Base Salary shall be divided by 52 in order to determine the amount of one week of Base Salary.

       However, notwithstanding any provision in this Exhibit A and any personnel policy of the Company to the contrary, the cumulative CIC Benefit paid to all employees of the Company shall not exceed 5.8% of the difference between the Selling Price and the Book Value assuming one-third (1/3rd) of the Company's employees at the time of a Change in Control incur a Covered Termination, shall not exceed 11.7% of the difference between the Selling Price and the Book Value assuming two-thirds (2/3rds) of the Company's employees at the time of a Change in Control incur a Covered Termination, and in no event shall exceed 17.5% of the difference between the Selling Price and the Book Value. For purposes of the potential reduction in CIC Benefits provided for in this paragraph, the determination shall be made at the time of the Change in Control and the determination of whether the cumulative CIC Benefit to be paid exceeds the relevant limits specified herein also shall be determined at the time of the Change in Control. If, at the time of the Change in Control, it is determined that the limits specified in this paragraph are exceeded, then the potential CIC Benefits of all employees of the Company incurring a Covered Termination shall be proportionately decreased such that the resulting potential aggregate payouts will not exceed the relevant limit.

*** For purposes of this Exhibit A, the following definitions shall apply:

       IV     "Book Value" shall mean the amount of the stockholders' equity, as determined in accordance with generally accepted accounting principles, as of the date immediately preceding a Change in Control, excluding the Company's allowance for loan losses.


                                       1.

       V      "Selling Price" shall mean the valuation of the Company or
Bancshares (as the case may be) as determined by the Company or Bancshares, respectively, in good faith at the time of the occurrence of the transaction (or series of related transactions) as a result of which a Change in Control occurs.


                                       2.

                                    EXHIBIT B

                              ARBITRATION PROCEDURE

       VI     The parties agree that any dispute that arises in connection with the payment of benefits under this Policy or the termination of this Policy shall be resolved by binding arbitration in the manner described below.

       VII    A party intending to seek resolution of any dispute under the
Policy by arbitration shall provide a written demand for arbitration to the other party, which demand shall contain a brief statement of the issues to be resolved.

       VIII   The arbitration shall be conducted in Santa Clara County,
California, by a mutually acceptable retired judge from the panel of Judicial Arbitration and Mediation Services, Inc. or any entity performing the same type of services that succeeds to its business ("JAMS"). At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, unless compelled by legal process.

       IX     The arbitrator is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination. In the event the parties cannot mutually agree upon the selection of a JAMS arbitrator, the President of JAMS shall designate the arbitrator.

       X      The party demanding arbitration shall promptly request that JAMS conduct a scheduling conference within fifteen (15) days of the date of that party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a party from at any time seeking temporary equitable relief, from JAMS or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

       XI     Discovery shall be conducted as follows: (a) prior to the
arbitration any party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each party may take no more than two depositions (pursuant to the procedures set forth in the California Code of Civil Procedure) with a


                                       1.

maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.

       XII    It is the intent of the parties that the Federal Arbitration Act
("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event the California Arbitration Act ("CAA") shall apply.

       XIII   The arbitrator shall apply California law, including the
California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of Company property. The arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).




                                       2.